Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ending March 31, 2025 of ProFrac Holding Corp., a Delaware corporation (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of the Company do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 7, 2025

By:	/s/ Matthew D. Wilks
Matthew D. Wilks
Executive Chairman (Principal Executive Officer)

Date: May 7, 2025

By:	/s/ Austin Harbour
Austin Harbour
Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley act of 2002 has been provided to ProFrac Holding Corp. and will be retained by ProFrac Holding Corp. and furnished to the Securities and Exchange Commission or its staff upon request.